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                          Securities and Exchange Commission

                                Washington, D.C.  20549
                                        Form 8-K

                                   Current Report
    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)    May 14, 1997



                             SCRIPTEL HOLDING, INC.
                 (Exact name of registrant as specified in its charter)

  Delaware                        0-20938                         31-1069865
(State or other jurisdiction    ( Commission                  ( IRS Employer
  of incorporation)              file number)              Identification No.)


4153 Arlingate Plaza        Columbus, OH         43228
( Address of principal executive offices)

                                (614) 276-8402
                         (Registrant's telephone number,
                               including area code)










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Item 1.  Changes In Control Of Registrant

(a) On May 14, 1997, Scriptel Holding, Inc. ("the Company") entered into an agreement with Futronics Omega Systems, Inc. ("Futronics"), a company controlled by John Wampler (" Mr. Wampler"), an individual living in Texas, under which the Company issued to Futronics 40,000,000 shares of Common Stock at $0.10 per share in return for a non-recourse note receivable for $4,000,000. (The note is attached to this Form 8-K as an exhibit.) In a written consent action dated May 20, 1997, Futronics and several other stockholders of Scriptel, including its senior management, voted their shares in favor of three corporate actions. These stockholders held a total of 60,972,460 shares of 97,293,254 shares then outstanding, or 62.7%. Coupled with the issuance of convertible notes to another affiliate of Mr. Wampler (see below), these corporate actions gave Mr. Wampler effective control of the Company. The three corporate actions included approving a 1-for-20 reverse stock split of the Company's outstanding shares effected in the form of a 1-for-20 stock redemption on the Common Stock; reducing the par value of the Company's 125,000,000 authorized shares of Common Stock from $0.10 per share to a new par value of $0.001 per share; and authorizing a new series of 25,000,000 shares of undesignated Preferred Stock. The Company will prepare and forward an Information Statement to its stockholders outlining these actions, in compliance with SEC rules.

The Company issued additional shares of Common Stock subsequent to May 20, 1997. See the further descriptions in Item 5 below.

(b) On May 14, 1997, the Company issued $4,250,000 of convertible notes in denominations of $250,000. A copy of the convertible note is attached to this Form 8-K as an exhibit. Of these notes, $4,000,000 were issued to T Bar W Ranch Investments, Inc. ("T Bar W"), a company controlled by Mr. Wampler; and $250,000 of such notes were issued to Gerald S. Jacobs ("Mr. Jacobs"), a large creditor of the Company. The Company received in payment for these notes a $4,000,000 non-recourse note from T Bar W (a copy of the note is attached to this Form 8-K as an exhibit), and a reduction of $250,000 in the amounts owed to Mr. Jacobs by the Company. Through May 24, 1997, T Bar W has made a $200,000 principal payment on the note. In addition, Mr. Jacobs agreed to defer demand on any of the Company's notes payable to him until at least December 31, 1998. Mr. Jacobs also agreed to surrender for cancellation all of his currently owned options and warrants to purchase a total of 7,746,000 shares of Common Stock of the Company.

The notes are convertible into Common Stock of the Company at the initial conversion price of $0.10 per share. The notes retain their conversion privileges after the 1-for-20 reverse stock split approved by stockholders (see above), except that in no case will the conversion price be greater than $0.20 per share after the reverse stock split. The notes are secured by a pledge of the Company's patents and all rights related thereto.





Assuming full conversion of the notes after the reverse stock split, the Company would have the following approximate pro forma outstanding shares:

Currently outstanding shares (including
  2,000,000 held by Futronics)                             5,320,000
Shares issued upon conversion of the notes:
  To T Bar W                                              20,000,000
  To Mr. Jacobs                                            1,250,000
                                                        ------------
Pro forma total outstanding shares                        26,570,000
                                                        ============

Of the pro forma total outstanding shares, Mr. Wampler would control a total of 22,000,000 shares, or 82.8%, and would then have sole controlling interest in the Company.


Item 5.  Other Events

A. The Company issued a press release on the refinancing outlined in Item 1 above. A copy of the press release is attached to this Form 8-K as an exhibit.

B. The Company currently meets the definition of a "Small Business Issuer" as that term is defined in Regulation S-B of the Securities and Exchange Commission, as it did not pass the public float market valuation test at the end of calendar 1995 or 1996. Consequently, the Company is reporting under the provisions of Regulation S-B for 1997.

C. On May 15, 1997, Charles W. Clark was appointed as a Director of the Company. His term of office nominally extends until the stockholders meeting held in the year 2000. Mr. Clark is a member in DeWitt Wolf Consultants, LLC ("DeWitt"), the consulting firm used by the Company in the refinancing outlined above. The Company has agreed to give a 10% cash commission to DeWitt for their services in the refinancing. The Company also issued 200,000 shares of Common Stock to DeWitt in late April 1997 in payment for travel and related expenses.

D. On May 21, 1997, the Company issued 3,400,000 shares of Common Stock to Charles W. Clark, a Director of the Company. Of these shares, 2,300,000 were for consulting services in the refinancing; 500,000 shares were for future consulting services relating to the reorganization of the Company; and 600,000 shares were in lieu of expenses and retainer. In addition, the Company issued 1,700,000 shares of Common Stock to Allyn Van Alstyne, the managing member of DeWitt, for consulting services in the refinancing. The Company paid $20,000 cash to designated personnel of DeWitt as commission on $200,000 of funds received in May on the non-recourse note from T Bar W.

E. The Company entered into a forbearance agreement with Mr. Jacobs on April 30, 1997 under which Mr. Jacobs agreed not to demand payment of the Company's loans payable to him until at least December 31, 1998, provided that certain conditions were maintained. A copy of the agreement is filed as an exhibit to this Form 8-K. One of the conditions of the forbearance agreement precludes Scriptel from offering debt-to-equity conversion rights on terms more favorable than those held by either or both of Mr. Jacobs or Standard Energy Company (a company he controls). In May 1997, the Company provided conversion rights to holders of existing debt and debt previously without conversion rights on more favorable terms than those held by Mr. Jacobs or Standard Energy Company on certain of their existing debt. The new conversion rights were at prices ranging from $0.10 to $0.15 per share on a pre-split basis.
The Company has provided Mr. Jacobs notice of the reduction of his conversion rights on his existing convertible debt to $0.10 per share on a pre-split basis, from the former conversion price of $1.69 per share.

F. As part of the refinancing, in late May 1997 the Company converted approximately $360,000 of debt to approximately 3,600,000 shares of Common Stock at a conversion price of $0.10 per share. The Company also granted approximately 900,000 new warrants to debt holders and modified the terms of approximately 600,000 outstanding warrants and options held by debt holders so that they would have a new exercise price of $0.10 to $0.15 per share (instead of exercise prices ranging up to $2.50 per share), and/or new expiration dates, generally to the year 2001 (from 1997 to 1999).



Item 7.  Financial Statements, Pro Forma Financial Information And Exhibits

(c)  Exhibits:

4(v) Non-recourse Note receivable from Futronics Omega Systems, Inc., 5 year, 12.5%, dated May 14, 1997.

4(w) Non-recourse Note receivable from T Bar W Ranch Investments, Inc., 5 year, 12.5%, dated May 14, 1997.

4(x) Scriptel Holding, Inc. 5 year, convertible 12.5% note, in the amount of $250,000 and dated May 14, 1997.

4(y) Scriptel Holding, Inc. and Gerald S. Jacobs and Standard Energy Company Agreement to Forbear Collection.

99  Press release issued by Scriptel Holding, Inc. on May 16, 1997.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 27, 1997
Scriptel Holding, Inc.
(Registrant)


By:   /s/ Bernard H. Eckstein
          Bernard H. Eckstein
          Chairman and Chief Executive Officer